SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary  Proxy Statement    ( )  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2)
(X)  Definitive Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      Fountain Powerboat Industries, Inc.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fees (Check the appropriate box):

(X)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule, or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                      FOUNTAIN POWERBOAT INDUSTRIES, INC.
                             Post Office Drawer 457
                           1653 Whichard's Beach Road
                        Washington, North Carolina 27889

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of Fountain Powerboat Industries, Inc. will be held at our headquarters located at 1653 Whichard's Beach Road, Washington, North Carolina, at 10:00 a.m. on Tuesday, November 18, 2003. The purposes of the meeting are:

1.   Election of Directors.  To elect eight directors for one year terms;

2. Ratification of Appointment of Independent Accountants To consider a proposal to ratify the appointment of Pritchett, Siler & Hardy, P.A. as our independent public accountants for Fiscal 2004; and

3. Other Business. To transact any other business properly presented for action at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the accompanying envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

     This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about October 17, 2003.

                                   By Order of the Board of Directors




                                   /s/ Carol J. Price

                                   Carol J. Price
                                   Secretary

                    FOUNTAIN POWERBOAT INDUSTRIES, INC.
                          Post Office Drawer 457
                        1653 Whichard's Beach Road
                     Washington, North Carolina 27889

                              PROXY STATEMENT


                      ANNUAL MEETING OF SHAREHOLDERS

General

     This Proxy Statement is dated October 17, 2003, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at 10:00 a.m. on Tuesday, November 18, 2003, at our headquarters located at 1653 Whichard's Beach Road, Washington, North Carolina.

     In this Proxy Statement, the terms "you," "your" and similar terms refer to the shareholder receiving it. The terms "we," "us," "our" and similar terms refer to Fountain Powerboat Industries, Inc. The term "Fountain" refers to our wholly-owned operating subsidiary, Fountain Powerboats, Inc.

Solicitation and Voting of Proxies

     A form of "appointment of proxy" is included with this Proxy
Statement which names Carol J. Price and Irving L. Smith to act as your "Proxies" and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope.

     If you sign an appointment of proxy and return it to us before the Annual Meeting, then shares of our common stock you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies "FOR" the election of each of the eight nominees for director named in Proposal 1 below, and "FOR" Proposal 2. If, before the Annual Meeting, any nominee named in Proposal 1 has become unavailable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, the Proxies will be authorized to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the Annual Meeting, including adjournments.

Revocation of Appointment of Proxy

     If you sign and return an appointment of proxy you can revoke it at any time before the voting takes place at the Annual Meeting either by filing with our Secretary a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Method of Solicitation

     We will pay all costs of soliciting appointments of proxy for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

     The close of business on October 10, 2003, is the "Record Date" for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our common stock on the Record Date in order to vote at the Annual Meeting.

Voting Securities

     Our common stock is our only class of voting securities. A total of 4,757,608 shares of our common stock were outstanding on the Record Date. Fountain holds 15,000 of those shares which are treated as treasury shares and may not be voted at the Annual Meeting. You may cast one vote for each share of our common stock you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting.

Voting Procedures; Votes Required for Approval

     In the election of directors, the eight nominees receiving the highest numbers of votes will be elected. You may not vote cumulatively in the election of directors. For Proposal 2 to be approved, the votes cast in favor of the proposal must exceed the votes cast against it. Abstentions and broker non-votes will have no effect in the election of directors or in the voting on Proposal 2.

Beneficial Ownership of Securities

     Principal Shareholders. The following table describes the beneficial ownership of our voting securities on the Record Date by persons believed by us to own, beneficially or of record, 5% or more of any class of our common stock.

  Name and address                Amount and nature of         Percentage
  of beneficial owner             beneficial ownership         of class (1)
-----------------------           ---------------------        -----------


Reginald M. Fountain, Jr.
Post Office Drawer 457
Washington, North Carolina 27889        2,700,472 (2)           52.01%

Triglova Finanz, A.G.
Edificio Torre Swiss Bank
Piso 16, Apartado Postal 1824
Panama 1, Republica de Panama             314,250 (3)            6.63%
_____________________

(1) Percentages are calculated based on 4,757,608 total outstanding shares, minus 15,000 shares held by Fountain, plus, in the case of Mr. Fountain, the number of additional shares that he could purchase upon the exercise of stock options.
(2) Includes 450,000 shares which could be purchased by Mr. Fountain from us upon the exercise of stock options and as to which shares he may be considered to have sole investment power only. Also includes 10,000 shares held by a family member and as to which Mr. Fountain disclaims beneficial ownership.
(3) Based solely on information contained in the shareholder's most recent filing with the Securities and Exchange Commission, as adjusted for the effect of the three-for-two split in our common stock which we effected during 1997.

     Management Ownership. The following table describes the beneficial ownership of our common stock on the Record Date by our current directors and nominees for election as directors, individually, and by all our current directors and executive officers as a group:

 Name of                     Amount and nature of             Percentage
beneficial                 beneficial ownership (1)           of class (2)
------------------         ------------------------           ------------

Reginald M. Fountain, Jr.       2,700,472 (3)                   52.01%

A. Myles Cartrette                 16,800                         *

George L. Deichmann III            24,100                         *

Guy L. Hecker, Jr.                     -0-                        -

David C. Miller                     1,000                         *

Mark L. Spencer                    33,525                         *

Robert L. Stallings III                -0-                        -

David L. Woods.                    52,500                        1.11%

All current directors and
 executive officers as a
 group (8 persons)              2,838,997                       54.26%
_____________________

(1) Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all shares. The listed shares include the following numbers of shares with respect to which the individuals named and included in the group have shared voting and investment power: Mr. Miller - 1,000 shares; and all persons included in the group - 1,600 shares. The listed shares include the following numbers of shares that could be acquired by the individuals named and included in the group (or, in the case of one person included in the group, by a relative whose shares the person may be considered to beneficially own) pursuant to currently exercisable stock options and with respect to which shares those persons may be considered to have sole (or shared) investment power only: Mr. Fountain - 450,000 shares; Mr. Spencer - 30,000 shares; all persons included in the group - 490,000 shares.
(2) Percentages are calculated based on 4,757,608 total outstanding shares, minus 15,000 shares held by Fountain, plus, in the case of each individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group upon the exercise of stock options. An asterisk indicates less than 1.0%.
(3) Includes 10,000 shares held by a family member and as to which Mr. Fountain disclaims beneficial ownership.



Section 16(a) Beneficial Ownership Reporting Compliance

     Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. During Fiscal 2003, the initial report required to be filed by Irving L. Smith following his appointment as our Chief Financial Officer inadvertently was not filed until after its due date and did not list shares of our common stock that are beneficially owned by a relative and that should be included in his reports. Also, the initial report filed by A. Myles Cartrette following his election as our director did not list shares of our common stock that are held in a trust created by a family member and that should be included in his reports. Each of those oversights was corrected promptly after it was discovered.

                    PROPOSAL 1:  ELECTION OF DIRECTORS

     Our Bylaws provide that our Board of Directors will consist of not less than three nor more than 25 members and authorize the Board to set and change the number of directors from time to time within those limits. Our directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been elected and have qualified. The Board has set the number of our directors at eight and has nominated the individuals named below for election as directors at the Annual Meeting. Seven of the nominees currently serve as directors and will be standing for reelection.


Name and age        Position(s) with   First      Principal occupation and
                    us and Fountain   elected (1)  business experience for
                                                      past five years
---------------     ---------------   ----------   ----------------------

Reginald M.          Chairman,         1979       Our chief executive officer
 Fountain, Jr.       President and
     (63)            Chief Executive
                     Officer

A. Myles             Director          2002       Owner of Cartrette, LLC
 Cartrette                                       (land development and
     (47)                                        residential construction),
                                                  Greenville, NC

George L.            Director          1998       Owner and President of
 Deichmann III                                    Trent
     (59)                                         Olds-Cadillac-Buick-Pontiac
                                                  -GMC Trucks, Inc. (auto
                                                  dealership), New Bern, NC

Guy L. Hecker,       Director          2000       President, Stafford, Burke
 Jr. (2)                                          & Hecker, Inc. (high
     (71)                                         technology consultants),
                                                  Alexandria, VA

David C. Miller      Director          2002       Owner of David C. Miller,
     (52)                                         CPA/ABV (certified public
                                                  accountant and business
                                                  valuation practice),
                                                  Greenville, NC

Mark L. Spencer      Director          1992       Owner of Spencer
     (47)                                         Communications (advertising
                                                  and public relations firm),
                                                  Montrose, CA

Robert L.              None            New        Owner and President of
 Stallings III                       nominee      Eastern Aviation Fuels,
     (56)                                         Inc. (aviation fuel sales),
                                                  New Bern, NC

David L. Woods       Director          2001       Co-owner and manager, Woods
     (45)                                         & McCauley, LLC, d/b/a Pier
                                                  57 Boat Sales and Service
                                                  (boat sales and service),
                                                  Counce, TN
_____________________

(1) The term "First elected" refers to the calendar year in which each individual first became our director or, in Mr. Fountain's case, when he first became a director of Fountain prior to our organization.
(2) Mr. Hecker also serves as a director of 8x8, Inc., a public company headquartered in Santa Clara, CA, which develops, manufactures and markets telecommunications equipment.


     Our Board of Directors recommends that you vote "FOR" the eight nominees named above. In the election of directors, the eight nominees receiving the highest numbers of votes will be elected.

Director Compensation

     Our directors currently do not receive any fees or other compensation for their services as directors, but they are reimbursed for travel and other out-of-pocket expenses in connection with their attendance at meetings of our and Fountain's Boards of Directors.

Meetings of the Board of Directors

     Our Board of Directors met four times during Fiscal 2003. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he served.

Committees

     Our Board of Directors has appointed an Audit Committee which operates under a written charter approved by the Board. Current members of the Committee are George L. Deichmann III, Chairman, Guy L. Hecker, Jr., and Mark L. Spencer. We believe that each member of the Committee is "independent" as that term is defined by the current listing standards of The Nasdaq Stock Market. A copy of the Audit Committee charter is included as Appendix A to this Proxy Statement. The Committee met one time during Fiscal 2003.

     Our Board of Directors currently does not have a standing nominating or compensation committee.

Audit Committee Report

     Our management is responsible for our financial reporting process, including our systems of internal control over financial reporting and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for Fiscal 2003, the Audit Committee has:

- reviewed our audited consolidated financial statements and discussed them with management;
- discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;
- received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and
-    discussed the independence of our accountants with the accountants.

     Based on that review and discussion, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for Fiscal 2003.

                           The Audit Committee:

   George L. Deichmann III         Guy L. Hecker, Jr.    Mark L. Spencer


Compensation Committee Interlocks and Insider Participation

     We are a separate company from Fountain, but Fountain is our wholly-owned subsidiary and the Boards of Directors of the two companies are the same. Our executive officers are compensated by Fountain for their services as officers of that company and, with the exception of stock options, they receive no separate or additional compensation from us. Fountain's full Board of Directors considers and takes action on matters pertaining to the compensation of executive officers, and neither we nor Fountain have a standing compensation committee. Reginald M. Fountain, Jr., who serves as Chairman, President, and Chief Executive Officer of both companies, participates in deliberations of Fountain's Board of Directors pertaining to executive compensation, but he does not participate in deliberations regarding his own compensation.

Certain Transactions and Relationships with Insiders

     David L. Woods, one of our directors, is co-owner and manager of Pier 57 Boat Sales and Service, which is a Fountain dealer. During
Fiscal 2003, Mr. Woods' dealership purchased 28 boats from Fountain for an aggregate wholesale price of $4,188,426 (approximately 8% of Fountain's aggregate sales for that fiscal year), received payments of approximately $5,000 from Fountain under dealer sales award and promotion programs that are available to all dealers, and paid Fountain approximately $111,898 for parts and non-warranty service work.

     David C. Miller, one of our directors, is a certified public accountant who provides us with consulting services regarding accounting and tax issues, auditing, and related financial matters. Under our current arrangement, we pay Mr. Miller $2,000 per month for those services.

Board Report on Executive Compensation

     Our goal is to provide an executive compensation program that will enable us to attract and retain qualified and motivated individuals as executive officers. Currently, Fountain's and our executive compensation program includes: (1) base salary paid by Fountain, (2) cash bonuses paid by Fountain to selected executive officers, (3) stock options we issue to selected employees, and (4) contributions by Fountain to the individual accounts of all participating employees under Fountain's Section 401(k) plan. In addition, Fountain provides other employee benefit and welfare plans customary for companies its size.

     Base salary paid by Fountain to our President and Chief Executive Officer, Reginald M. Fountain, Jr., is set by Fountain's Board of Directors from time to time based on its evaluation of Mr. Fountain's individual level of responsibility and performance and, in particular, his historical importance and current leadership and direction in the development and growth of Fountain's business. Mr. Fountain's employment agreement entered into with Fountain during 1989 provides for base salary of not less than $104,000. In recent years, he has received base salary at a rate of $350,000 per year with no salary increase. For a portion of Fiscal 2003, Mr. Fountain voluntarily reduced the rate at which salary was paid to him with the result that, during the year, he actually received aggregate salary payments of only $265,385. However, since that salary reduction was voluntary, the amount of the reduction was still treated as taxable compensation to Mr. Fountain even though he did not receive it, and accounting rules required that we account for the net amount of the reduction, after required tax withholdings, as a contribution by Mr. Fountain to our capital. For that reason, Mr. Fountain's salary for Fiscal 2003 is listed in the Summary Compensation Table below as the full $350,000 on which he was taxed rather than the reduced amount of salary he actually received.

     Pursuant to his employment agreement, Mr. Fountain may also receive a cash bonus each year equal to 5% of our consolidated net income (calculated after deductions of profit sharing contributions but before deductions for income taxes), but not more than $250,000. The cash bonus earned by Mr. Fountain for Fiscal 2003 is shown in the Summary Compensation Table below. No cash bonuses were earned for Fiscal 2001 or Fiscal 2002.

     The salaries and cash bonuses paid to Fountain's other officers are determined by Mr. Fountain based on his judgment of the levels of responsibility, qualifications, experience, and performance of the individual officers, as well as the company's size, complexity, growth, and financial performance. The amounts of contributions to the separate accounts of officers under Fountain's 401(k) plan are determined solely by the terms of that plan. Except as described above with respect to Mr. Fountain's cash bonus, the performance review process and, thus, the setting of salaries and the awarding of cash bonuses, largely are subjective and there are no specific formulae, objective criteria, or other such mechanisms by which the salary of, or the amount of the cash bonus paid to, any officer, including Mr. Fountain, are tied empirically to his individual performance or to Fountain's financial performance.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the companies' officers receive annual compensation approaching that amount, Fountain's Board of Directors has not yet adopted a policy with respect to
Section 162(m).

                          The Board of Directors:

George L. Deichmann III     Reginald M. Fountain, Jr.    A. Myles Cartrette
Guy L. Hecker, Jr.          David C. Miller              Mark L. Spencer
David L. Woods

Executive Officers

     Reginald M. Fountain, Jr., age 63, currently serves as our and Fountain's Chairman, President, and Chief Executive Officer. He founded Fountain during 1979 and became our Chief Executive Officer upon our acquisition of Fountain during 1986.

     Irving L. Smith, age 60, was appointed to serve as our and Fountain's Chief Financial Officer during March 2003. Prior to that, he served as our Director for Information Technology from March 2001 through February 2003. Previously, he was President and owner of ISA Group, Inc., a financial, manufacturing and information technology consulting firm.

Executive Compensation

     Cash Compensation. The following table contains information regarding cash and other compensation paid to or deferred by our Chief Executive Officer for the fiscal years listed. Our executive officers serve and are compensated as officers and employees of Fountain, and they receive no separate cash compensation from us.

            SUMMARY COMPENSATION TABLE

                                           Annual Compensation            Long term compensation
                                 -------------------------------------   ------------------------

                                                                         Restricted   Securities
Name and               Fiscal                          Other annual         stock     underlying    All other
principal position      year     Salary       Bonus   compensation (2)     awards     options (#)   compensation
------------------     ------    ------       -----   ----------------   ----------   -----------   ------------


Reginald M. Fountain     2003  $350,000(1)   $58,315       $ -0-          $ -0-           -0-          $ -0-
  Chairman, President
  and Chief Executive
  Officer                2002   350,000          -0-         -0-            -0-           -0-            -0-

                         2001   351,500          -0-         -0-            -0-           -0-            -0-


_____________________

(1)As described above under the caption "Board Report on Executive Compensation," for a portion of Fiscal 2003 Mr. Fountain voluntarily reduced the rate at which salary was paid to him with the result that he actually received aggregate salary payments of only $265,385. However, since the salary reduction was voluntary, the amount of the reduction was still treated as taxable compensation to Mr. Fountain even though he did not actually receive it, and accounting rules required that we account for the net amount of the reduction, after required tax withholdings, as a contribution by Mr. Fountain to our capital. For that reason, Mr. Fountain's Fiscal 2003 salary is listed in the table above as the full $350,000 on which he was taxed rather than the reduced amount of salary he actually received.
(2)In addition to compensation paid in cash, Fountain's executive officers receive certain personal benefits. The value of such benefits received each year by Mr. Fountain did not exceed 10% of his cash compensation for that year.


     Employment Contracts and Termination of Employment and Change-in-Control Arrangements. Mr. Fountain is employed as an officer of Fountain pursuant to a 1989 employment agreement which provides for automatic renewal at the end of each year for an additional one-year period until the agreement terminated. Pursuant to the agreement, Mr. Fountain receives base salary in an amount approved by our Board of Directors (but not less than $104,000), an annual cash bonus in an amount equal to 5% of our consolidated net income (calculated after deductions of profit sharing contributions and before deductions for income taxes, but not more than $250,000), and certain other benefits.

     Stock Options. The following table contains information regarding options to purchase shares of our common stock held on June 30, 2003, by Mr. Fountain.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION VALUES (1)

                                                        Number of securities              Value of unexercised
                                                        underlying unexercised            in-the-money options
                                                        options at fiscal year-end        at fiscal year-end
                                                      -----------------------------    ----------------------------

                              Shares
                             acquired        Value
Name                        on exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
---------                   -----------    --------    -----------    -------------    -----------    -------------
Reginald M. Fountain, Jr.      (2)           (2)       450,000 (3)         -0-             (4)              -


_____________________

(1)Information contained in the table is for Fiscal 2003 which ended on June 30, 2003.
(2)No options were exercised during Fiscal 2003.
(3)The options are exercisable at a price of $4.67 per share and expire on August 4, 2005.
(4) Mr. Fountain's options had no value on June 30, 2003, or on October 14, 2003, since, on those dates, the exercise price of the options exceeded the aggregate market value of the underlying shares (based on the closing sale prices of our common stock).


Performance Graph

     The following line graphs compare the cumulative total shareholder return (the "CTSR") on our common stock during the previous five fiscal years with the CTSR over the same measurement period of the S&P 500 Index and the S&P Leisure Time (Products) Index. Each line graph assumes that $100 was invested on June 30, 1998, and that any dividends were reinvested in additional shares. Note, however, that we have not paid dividends on our common stock during the previous five years, so no reinvestment is included in the calculation of the CTSR on our common stock.




         (GRAPH OF STOCK PRICES)


                                      GRAPH  POINTS

                      06-30-98  06-30-99  06-30-00  06-30-01  06-30-02  06-30-03
                      --------  --------  --------  --------  --------  --------

- Our Common Stock       100      41.57     29.21     18.02     13.93     31.01
- S&P 500 Index          100     122.76    131.66    112.13     91.96     92.19
- S&P Leisure Time
   (Products) Index      100      80.91     43.55     57.79     63.22     61.24

    PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

     Our current independent public accounting firm, Pritchett, Siler & Hardy, P.A., has been appointed by our Board of Directors to serve as our independent accountants for Fiscal 2004, and a proposal to ratify that appointment will be submitted for voting by our shareholders at the Annual Meeting. Representatives of Pritchett, Siler & Hardy, P.A. are not expected to attend the Annual Meeting.

     Our Board of Directors recommends that you vote "FOR" Proposal 2. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the votes cast against it.

Services and Fees During Fiscal 2003 and 2002

     As our independent accountants for Fiscal 2003 and 2002, Pritchett, Siler & Hardy, P.A., provided various audit and non-audit services for which we and Fountain were billed for fees as further described below. Our Audit Committee has considered whether Pritchett, Siler & Hardy, P.A.'s provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect Pritchett, Siler & Hardy, P.A.'s independence.

     Audit Fees. For Fiscal 2003 and 2002, Pritchett, Siler & Hardy, P.A., audited our annual financial statements included in our Annual Reports on Form 10-K, and it reviewed the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q. The aggregate amounts of fees billed to us for those services were $112,659 for Fiscal 2003 and $76,334 for Fiscal 2002.

     Audit Related Fees. During Fiscal 2003 and 2002, we paid Pritchett, Siler & Hardy, P.A. $7,350 and $5,010 respectively, for audits of our
Section 401(k) plan.

     Tax Services. Fees for tax services that Pritchett, Siler & Hardy, P.A. provided to us (consisting of the preparation and amendment of federal and state income tax returns) amounted to $14,832 for Fiscal 2003 and $13,711 for Fiscal 2002.

     All Other Fees. During Fiscal 2003 and 2002, Pritchett, Siler & Hardy, P.A. provided no services other than those listed above.

                         PROPOSALS OF SHAREHOLDERS

     Any proposal of a shareholder which is intended to be presented for action at our next Annual Meeting must be received by us in writing at our main office in Washington, North Carolina, no later than June 19, 2004, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order to be included in our proxy materials related to a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

     Written notice of a shareholder proposal intended to be presented for action at our next Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by us at our main office in Washington, North Carolina, no later than September 2, 2004, in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                        ANNUAL REPORT ON FORM 10-K

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, we file reports and other information, including proxy statements, annual reports, and quarterly reports, with the Securities and Exchange Commission.

     A copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission, will be provided without charge upon the written request of any shareholder entitled to vote at the Annual Meeting. Requests for copies should be directed to Irving L. Smith, Fountain Powerboat Industries, Inc., Post Office Drawer 457, Washington, North Carolina 27889 (Telephone 252-975-2000).

                                                            Appendix A


                    FOUNTAIN POWERBOAT INDUSTRIES, INC.

                          AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") of the Board of Directors (the "Board) of Fountain Powerboat Industries, Inc. (the "Company") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

     The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of The Nasdaq Stock Market ("Nasdaq") then in effect. The members of the Committee for the following year will be elected by the Board annually at the organizational meeting of the full Board held following the annual meeting of shareholders. The Committee will elect one of its members to serve as Chairman.

RESPONSIBILITY

     The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

     Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

     The Committee is to meet at least once annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Chairman. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

     Committee members will strive to be present at all meetings. As necessary or desirable, the Chairman may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

     In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval, all of which should be done in compliance with applicable Nasdaq requirements pertaining to audit committees;

2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls, and obtain annually in writing from the independent accountants their letter as to the adequacy of such controls;

3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements, and discuss with the independent accountants their judgements about the quality (not just the acceptability) of the Company's accounting principles used in financial reporting;

4. Review the scope of internal audit's work plan for the year, and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported;

5. Review the scope and general extent of the independent accountants' annual audit, which review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors;

6. Confirm with the independent accountants each year that no limitations have been placed on the scope or nature of their audit procedures, and review annually with management the fee arrangement with the independent accountants;

7. Have a predetermined arrangement with the independent accountants that they will (i) advise the Committee, through its Chairman and management of the Company, of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q, and (ii) receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues;

8.   At the completion of the annual audit, the Committee will:

     - Review and discuss with management, internal audit and the independent accountants the annual audited financial statements and related footnotes, and other financial information, to be included in the Company's annual report to shareholders and Form 10-K;

     - Review and discuss with management, internal audit and the independent accountants the results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application;

     - Review and discuss with management, internal audit and the independent accountants any significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit, inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information, and inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements;

     - Receive and review matters required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61, as amended by SAS 90, relating to the conduct of the audit, and receive the written communication provided by the independent accountants concerning their judgement about the quality of the Company's accounting principles, as outlined in SAS 61, as amended by SAS 90, and that they concur with management's representation concerning audit adjustments;

     - Inquire as to the independence of the independent accountants, obtain from the independent accountants a formal written disclosure and statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact their objectivity and independence, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountants;

     and, if deemed appropriate based on such inquiry, review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by internal audit and independent accountants, review and approve the "Audit Committee Report" required under SEC rules to be included in the Company's annual proxy statement, and cause this charter to be published as an appendix to the proxy statement every three years;

10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel, and elicit the comments of management regarding responsiveness of the independent accountants to the Company's needs;

11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious," which typically are presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee, and review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations;

12. Recommend to the Board the selection, retention or termination of the Company's independent accountants;

13. Review the appointment and replacement of the senior internal audit executive;

14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by employees of the Company and its subsidiaries that may have a material impact on the financial statements;

15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's counsel concerning legal and regulatory matters that may have a material impact on the financial statements; and,

16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee-related rules of the SEC and Nasdaq, statements on auditing standards, and other accounting, legal and regulatory provisions.

                    FOUNTAIN POWERBOAT INDUSTRIES, INC.
                          Post Office Drawer 457
                        1653 Whichard's Beach Road
                     Washington, North Carolina  27889

         APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Carol J. Price and Irving L. Smith (the "Proxies"), or any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes either or both of them to represent and vote as directed below all shares of the common stock of Fountain Powerboat Industries, Inc. (the "Company") held of record by the undersigned on October 10, 2003, at the Annual Meeting of the Company's Shareholders (the "Annual Meeting") to be held at the Company's headquarters located at 1653 Whichard's Beach Road, Washington, North Carolina, at 10:00 a.m. on Tuesday, November 18, 2003, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS: Election of eight directors for one-year terms.

     [  ]  FOR all nominees listed below    [  ] WITHHOLD AUTHORITY to vote
          (except as indicated otherwise         for all nominees listed below
           on the line below)

   Nominees:   Reginald M. Fountain, Jr.;  A. Myles Cartrette;
               George L. Deichmann III;  Guy L. Hecker, Jr.;  David C. Miller;
               Mark L. Spencer;  Robert L. Stallings III;  and David L. Woods

   Instruction:   To withhold authority to vote for any individual
                  nominee, write the nominee's name on the line below.


         -------------------------------------------------------------------



2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Pritchett, Siler & Hardy, P.A. as the Company's independent accountants for Fiscal 2004.

             [  ]   FOR          [  ]   AGAINST           [  ]  ABSTAIN


3. OTHER BUSINESS: On any other matters properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.


           PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE
    REVERSE SIDE AND RETURN IT TO THE COMPANY IN THE ENCLOSED ENVELOPE

     I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.


                           Dated:                        , 2003
                                  -----------------------


                                 -------------------------
                                 Signature

                                 --------------------------
                                 Joint Signature (if shares are held
                                 jointly)


                                 Instruction:  Please sign above exactly
                                 as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.


IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.